Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Duos Technologies Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, Par Value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, Par Value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Rights	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Other	Units (2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$50,000,000	0.0001102	$5,510.00	—	—	—	—
Fees Previously Paid	-	-	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts	$
	Total Fees Previously Paid	-
	Total Fee Offsets	-

Table 2: Fee Offset Claims and Sources

	Registrant or Flier Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Feed Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Duos Technologies Group, Inc.	424(b)(5)	333-237213		02/07/2022	$5,698.86 (3)	Equity	Common Stock	-	$43,905,000
Fee Offset Sources	Duos Technologies Group, Inc.	S-3	333-237213	03/16/2020							$6,490.00 (3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1) Pursuant to Instruction 2.A(iii)(b) of item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price of up to $50,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered include such indeterminate number of additional securities as may become issuable after the date hereof as a result of stock splits, stock dividends, anti-dilution adjustments and similar transactions. The total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities, warrants or rights, in any combination, which may or may not be separable from each other.

(3) Duos Technologies Group, Inc. (“Duos”) filed a universal shelf Registration Statement on Form S-3 (Registration No. 333-237213) on March 16, 2020, registering securities with an aggregate offering price of up to $50,000,000 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, Duos made a contemporaneous fee payment in the amount of $6,490.00. Pursuant to a 424(b)(5) prospectus supplement, dated February 7, 2022, Duos offered shares of common stock with an aggregate offering price of $6,095,000. As of the date of this registration statement, securities having an aggregate offering price of $43,905,000 were not sold under the Prior Registration Statement. Pursuant to Rule 457(p) promulgated under the Securities Act, $5,510.00 of the $5,698.86 registration fee that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Duos has terminated the offering that included the unsold securities under the Prior Registration Statement.